                                                                  Exhibit 4(b)


                           [FORM OF FACE OF SECURITY]


No.                                                   $

                        TUPPERWARE FINANCE COMPANY B.V.

                       %  [          ]  Due ________________


     TUPPERWARE FINANCE COMPANY B.V., a corporation organized under the laws of The Netherlands (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________ or registered assigns, the principal sum of ________________ on ______________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on each
[     ] and [     ] and at maturity, on said principal sum, in such coin or
currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum
specified in the title of this [     ], from [     ] or [     ], as the case
may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid
on this Security, in which case from [     ], [     ], until payment of said
principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Company in Chicago, Illinois, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be at the principal office of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670, subject to the right of the Company to vary or terminate the appointment of any such agency or to appoint additional and other such agencies; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date
hereof is after the [     ] day of [     ] or [     ], as the case may be, and
before the following [     ] or [     ], this Security shall bear interest from
such [     ] or [     ]; provided, that if the Company shall default in the
payment of interest due on such [     ] or [     ], then this Security shall
bear interest from the next preceding [     ] or [     ], to which interest has
been paid or, if no interest has been paid on this Security from [     ]. The
interest payable on any [     ] or [     ], will, subject to certain exceptions
provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on
the [     ] or [     ], as the case may be, next preceding such [     ] or
[     ], and the interest payable at maturity will be payable
to the person to whom the principal hereof shall be payable.

     Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, TUPPERWARE FINANCE COMPANY B.V. has caused this instrument to be signed by facsimile by its duly authorized representative.


Dated:                                           TUPPERWARE FINANCE COMPANY B.V.


                                                 By_____________________________

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                             The First National Bank of Chicago,
                                              as Trustee


                                             By: ______________________________

                              [Form of Guarantee]

     FOR VALUE RECEIVED, Tupperware Corporation, a Delaware corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on or additional amounts with respect to said Security, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, or interest on or additional amounts with respect to said Security is due and payable, whether Tupperware Finance Company B.V. (the "Company") has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company punctually to pay any such principal, sinking fund payment, if any, premium, if any, or interest or additional amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Security and in this Guarantee.

     The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the Holders of all of the Company's
____% [      ] due ___________ (the "Securities") then outstanding, be
entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

     Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the Holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

     The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee and to constitute the same as the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with applicable laws.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authenticating Agent).

     This Guarantee shall be governed by the laws of the State of New York.

     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, TUPPERWARE CORPORATION has caused this Guarantee to be signed in its corporate name by the facsimile signature of one of its officers thereunto duly authorized and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted or otherwise reproduced hereon.


                           TUPPERWARE CORPORATION



                           By: _____________________________
                               Authorized Officer

                         [Form of Reverse of Security]

                        TUPPERWARE FINANCE COMPANY B.V.

                             [Title of Securities]

                         UNCONDITIONALLY GUARANTEED BY

                             TUPPERWARE CORPORATION


     Section 1. General. This [ ] is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September __, 1996 (the "Indenture"), between the Company, Tupperware Corporation (the "Guarantor") and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof limited in aggregate principal amount to $____________.

     Section 2. Redemption. [The Securities may be redeemed at the option of the Company as a whole, or from time to time in part, on any date after _______ and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning [     ]:

               Year       Percentage       Year       Percentage]
               ----       ----------       ----       ----------



     [In addition, t] [T]he Securities may be redeemed, as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest thereon to the date fixed for redemption, if, at any time, the Company or the Guarantor has been or will be required to pay additional amounts with respect to the Securities pursuant to Section 3 hereof.

     Section 3. Payment of Additional Amounts. The Company and the Guarantor will, subject to certain exceptions and limitations set forth in the Indenture, pay as additional interest on this Security, such additional amounts as are necessary in order that the net payment by the Company, the Guarantor or a paying agent of the principal of and interest on this Security, after deduction for any present or future tax, assessment or governmental charge of The Netherlands or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided herein to be then due and payable.

     [Section 4. Sinking Fund. The Securities are also subject to redemption, through the operations of the sinking fund as herein provided on _____ and on each _____ thereafter to and including _____ on notice as set forth above and at 100% of the principal amount thereof (the sinking fund redemption price), together with accrued interest to the date fixed for redemption.]

     As and for a sinking fund for the retirement of the Securities and so long as any of the Securities remain outstanding and unpaid, the Company will pay to the Trustee in cash (subject to the right to deliver certain Securities in credit therefor as provided in the Indenture), on or before _____ and on or before _____ in each year thereafter to and including _____ an amount sufficient to redeem $_______ principal amount of the Securities (or such lesser amount equal to the principal amount then Outstanding) at the sinking fund redemption price.]

     At its option the Company may pay into the sinking fund for the retirement of Securities, in cash except as provided in the Indenture, on or before _____ and on or before _____ in each year thereafter to and including _____, an amount sufficient to redeem an additional principal amount of Securities up to but not to exceed $_____ at the sinking fund redemption price. To the extent that the right to such optional sinking fund payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year.]

     Section 5. Events of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Section 6. Modifications and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

     Section 7. Assumption of Obligations by Guarantor. The Guarantor, without the consent of the Holder hereof, may, or may be required to, assume all of the obligations of the Company hereunder and under the Indenture with respect to the Securities in the manner and with the effect provided in the Indenture.

     Section 8. Authorized Denominations. The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     Section 9. Registration of Transfer. Subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in the City of Chicago, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar (which shall initially be the Trustee, One First National Plaza, Chicago, Illinois 60670 (Attention:
Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in the City of Chicago, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Section 10. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Section 11. No Recourse Against Certain Persons. No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any Supplemental Indenture thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either of them, either directly or through the Company, the Guarantor or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

     Section 12. Defeasance. The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon compliance with and in accordance with Article Ten of the Indenture.

     Section 13. Governing Law; Jurisdiction. The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Security. The Company has appointed __________________________ as its agent upon whom process may be served in any such suit, action or proceeding, with a copy to the Company c/o Tupperware Corporation, P.O. Box 2353, Orlando, Florida 32802 Attention:_____________; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

     Section 14. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           ------------------------

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ............Custodian...........
                              (Cust)             (Minor)
                             Under Uniform Gifts to Minors Act
                             .................................
                                         (State)
Additional abbreviations may also be used though not in the above list.

                       ---------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:                     _______________________________
                           Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.